UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 25, 2007

NeoPharm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-90516	51-0327886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Lakeside Drive, Waukegan, IL	60085
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)  (847) 887-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c)).

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has previously reported that its termination of its former President, Guillermo Herrera, was without cause and that as a result, Mr. Herrera’s salary would be continued for twelve months from the date of his termination on March 23, 2007.  Subsequent to his termination, the Company has determined that Mr. Herrera’s termination should have been for cause with the result that no salary continuance is due Mr. Herrera.  The Company notified Mr. Herrera of this decision on May 25, 2007, and has requested that he make restitution of the salary payments previously made.  For his part, Mr. Herrera has recently filed suit in the Circuit Court of Cook County seeking payment of a $212,500 bonus for 2006 and a $25,000 salary increase for 2007.  The Company believes Mr. Herrera’s claims are without merit and will vigorously contest this action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

By:	/s/ Laurence P. Birch
Laurence P. Birch,
President and Chief Executive Officer

Dated:  June 1, 2007